                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") is made and entered into this 14th day of April, 1997 between LHS Group Inc. (hereinafter referred to as "Employer") and Dr. Joachim Hertel (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

     In consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1.  EMPLOYMENT -- Employer agrees to employ Employee in the position of
         ----------
Executive Vice President - Technology. Employee accepts employment with Employer upon the terms and conditions set forth in this Agreement. During the term of this Agreement, Employee agrees to be a full-time employee of Employer and devote his full and exclusive time, energy and skill to the business and affairs of his employment with Employer.

     2.  TERM OF EMPLOYMENT -- This Agreement commences on the 1st day of
         ------------------
January 1997, and shall continue for three (3) years until the 31st day of December 1999, unless earlier terminated by either the Employer or the Employee upon 90 days written notice to the other party. It is expressly understood and agreed, however, that the covenants set forth in Paragraphs 5, 6, 7, 8 and 9 shall survive the termination of this Agreement.

     3.  COMPENSATION -- Employer agrees to pay Employee a salary of Four
         ------------
Hundred Eighty Thousand Dollars ($480,000) per year. Employee's salary shall be paid in twelve equal monthly payments at the end of each month. At the end of 1997, and at the end of each year thereafter, Employer, through its Board of Directors or a duly authorized committee thereof, agrees to review Employee's performance and adjust Employee's salary based on its assessment of his performance.

     4.  EMPLOYEE BENEFITS -- Except as otherwise provided in this Agreement,
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Employee shall be entitled to participate in all employee welfare and benefit programs, if any, maintained by Employer to the same extent and under the same conditions as other employees of Employer. Employer will provide Employee with an automobile. Employer will also fund Employee's existing pension plan with $1,064 per month and will pay 100% of the premiums for a disability insurance policy.

5.   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
     ------------------------------------------

     (a) DEFINITIONS -- The following definitions shall apply to this Agreement:

          (ii) "Trade Secrets" means all secret, proprietary or confidential information regarding Employer or its business, including any and all information not generally known to, or ascertainable by, persons not employed by Employer, the disclosure or knowledge of which would permit those persons to derive actual or potential economic value therefrom or to cause economic or financial harm to Employer. Such information shall include, but not be limited to, financial information, strategic plans and forecasts, marketing plans and forecasts, customer lists, mailing lists, computer software (including without limitation, source code, object code and manuals), customer billing or order information, technical information regarding Employer's products or services, prices offered to or paid by customers, purchase and supply information, current and future development and expansion or contraction plans of Employer, sales and marketing plans and techniques, information concerning personnel assignments and operations of Employer and matters concerning the financial affairs, future plans and management of Employer. "Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Employer.

          (ii) "Confidential Information" means information, other than Trade Secrets, which relates to Employer, Employer's activities, Employer's business or Employer's suppliers or customers that is not generally known by persons not employed by Employer and which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through his relationship with Employer. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any legal right of Employer.

          (iii) "Document" means originals or copies of handbooks, manuals, files, memoranda, correspondence, notes, photographs, slides, overheads, audio or visual tapes, cassettes, or disks, and records maintained on computer or other electronic media.

     (b) COVENANT REGARDING NON-DISCLOSURE OF TRADE SECRETS OR CONFIDENTIAL
         ------------------------------------------------------------------
INFORMATION -- Employee covenants and agrees that:  (i) during his employment
-----------
with Employer he will not use or disclose any Trade Secrets or Confidential Information of Employer other than as necessary in connection with the performance of his duties as an employee of Employer; and (ii) for a period of two (2) years immediately following the termination of his employment with Employer, Employee shall not, directly or indirectly, transmit or disclose any Trade Secret or Confidential Information of Employer to any person and shall not make use of any such Trade Secret or Confidential Information, directly or indirectly, for himself or others, without the prior written consent of Employer, except for a disclosure that is required by any law or order, in which case Employee shall provide Employer prior written notice of such requirement and an opportunity to contest such disclosure. However, to the extent that such information is a "trade secret" as that term is defined under a state or federal law, this Paragraph 5(b) is not intended to, and does not, limit Employer's rights or remedies thereunder and the time period for prohibition on disclosure for use of such information is until such information becomes generally known to the public through the act of one who has the right to disclose such information without violating a legal right of Employer.

          (c) RETURN OF INFORMATION -- Employee agrees that he shall return all
              ---------------------
Trade Secrets, Confidential Information or other property of Employer immediately upon the termination of his employment with Employer, including all handbooks, training materials, reports, policy statements, research, programs, customer lists, mailing lists and other documents provided by Employer or acquired by Employee as a result of his employment with Employer, and all copies thereof.

     6.  INVENTIONS AND OTHER DEVELOPMENTS -- All inventions, formulas,
         ---------------------------------
techniques, processes, concepts, systems and programs, mailing lists and customer lists and compilations, whether or not patented or patentable, made or conceived, individually or in conjunction with others, by Employee during the term of his employment with Employer that relate to activities or proposed activities of Employer or that result from work performed by Employee for Employer are the sole and exclusive property of Employer. Employee further agrees that, upon request by Employer, he will assign title to any such inventions, formulas, techniques, processes, concepts, systems and programs, and lists and compilations to Employer and will sign any and all documents necessary to effect such assignment.

     7.  NON-SOLICITATION OF CUSTOMERS COVENANT -- To protect the Trade Secrets,
         --------------------------------------
Confidential Information and goodwill of Employer, Employee agrees that, during his employment and for a period of one (1) year immediately following the termination of his employment with Employer, he will not, without the prior written permission of Employer, directly or indirectly, for himself or on behalf of any other person, partnership, firm or corporation, solicit, divert away, take away or attempt to solicit or take away any Customer, or Potential Customer, of Employer for purposes of providing or selling products or services that are competitive with those provided by Employer, if Employer is then still engaged in the provision or sale of that type of good or service. For purposes of this covenant, "Customer" means any individual or entity to whom Employer has provided goods or services and with whom Employee had, alone or in conjunction with others, Material Contact during the one (1) year prior to the termination of Employee's employment and "Potential Customer" means any individual or entity to whom Employer has actively sought to sell products or services within the one
(1) year immediately prior to the termination of Employee's employment and with whom Employee had Material Contact on Employer's behalf during that same time period. For purposes of this covenant, Employee had "Material Contact" with a customer if (i) Employee had business dealings with the customer on Employer's behalf; (ii) Employee was responsible for supervising or coordinating the dealings between the customer and Employer; or (iii) Employee obtained Trade Secrets or Confidential Information (such terms having the same meanings as defined in Paragraph 6 above, but in each case relating to the Customer or Potential Customer) about the customer as a result of Employee's association with Employer.

     8.  NON-RECRUITMENT OF EMPLOYEES COVENANT -- Employee agrees that he will
         -------------------------------------
not, for so long as he is employed by Employer, and for a period of one (1) year immediately following the termination of his employment, solicit or induce, or attempt to solicit or induce, any employee of the Employer to terminate his or her relationship with Employer or to enter into an employment relationship with Employee or with any other person or entity other than Employer.

     9.  RELIEF -- Employee acknowledges that the covenants and promises
         ------
contained in Paragraphs 5, 6, 7 and 8 of this Agreement are reasonable and a necessary means of protecting and preserving Employer's goodwill and its interest in the confidentiality and proprietary value of its Trade Secrets and Confidential Information. Employee further acknowledges that the same are a reasonable and necessary means of protecting Employer from unfair competition by Employee. Employee agrees that any breach of these covenants or promises will leave Employer with no adequate remedy at law and will cause Employer to suffer irreparable damage and injury. Employee further agrees that any breach of these covenants or promises will entitle Employer to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond. Employee also agrees that any such injunctive relief shall be in addition to any damages that may be recoverable by Employer as a result of such breach. Employee agrees that he will be liable to Employer for all reasonable attorney's fees and expenses which may be incurred by Employer in enforcing its rights hereunder.

     Employee further agrees that no failure or delay by Employer in exercising, enforcing or asserting any rights, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any such right, power or privilege.

     10. MISCELLANEOUS
         -------------

          (a) NOTICE -- The references to the notice periods of certain "days"
              ------
contained in Paragraphs 2 and 10(d) shall mean calendar days. Any notice provided for in this Agreement shall be delivered to Employee at the most recent address of Employee listed in Employer's then current employment records.
Notice to Employer shall be delivered to the following address:

                                LHS Group, Inc.
                             Six Concourse Parkway
                                   Suite 2700
                            Atlanta, Georgia  30328

          (b) WAIVER -- The waiver by any party to this Agreement of a breach of
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any of the provisions contained herein shall not operate or be construed as a waiver of any subsequent breach.

          (c) SEVERABILITY -- The invalidity or unenforceability of any
              ------------
particular provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted ab initio.

          (d) ARBITRATION AGREEMENT -- With the exception of any dispute arising
              ---------------------
under Paragraphs 5, 6, 7, 8 and 9 of this Agreement, Employer and Employee agree that any dispute arising in connection with, or relating to, this Agreement or the termination of this Agreement, to the maximum extent allowed by applicable law, shall be subject to resolution through informal methods and, failing such efforts, through arbitration. Either party may notify the other party of the existence of a dispute by written notice to the address indicated above in Paragraph 10(b). The parties shall thereafter attempt in good faith to resolve their differences within 30 days after the receipt of such notice. If the dispute cannot be resolved within the 30-day period, each party may file a written demand for arbitration with the other party. The arbitration shall proceed in accordance with the terms of the Federal Arbitration Act and the rules and procedures of the American Arbitration Association. A single arbitrator shall be appointed through the American Arbitration Association's procedures to resolve the dispute.

     The parties agree that in the event arbitration is necessary, the laws of the State of Georgia and any applicable federal law shall apply. The place of the arbitration shall be Atlanta, Georgia.

     The award of the arbitrator shall be binding and conclusive upon the parties. Either party shall have the right to have the award made the judgment of the court of competent jurisdiction in the State of Georgia.

          (e) GOVERNING LAW -- This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Georgia.

          (f) ENTIRE AGREEMENT AND AMENDMENT -- This Agreement constitutes the
              ------------------------------
entire understanding between the parties with respect to the employment of Employee by Employer and shall supersede any prior agreements and understandings between Employee and Employer with respect to such subject matter, provided, however, that this Agreement shall not be deemed to supersede the compensation or payment terms of the employment agreement dated September 11, 1990 between

Employee and Employer's wholly-owned subsidiary LH Specifications GmbH, nor to supersede or affect any other agreement, arrangement, commitment or understanding by and between Employer and Employee not establishing or governing the employment relationship between them. This Agreement may not be modified or amended except in writing signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Employer:                                 Employee:
LHS GROUP INC.                            DR. JOACHIM HERTEL


By: /s/                               By: /s/ Dr. Joachim Hertel
    ------------------------------        -------------------------------------
                                          Dr. Joachim Hertel

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